Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3ASR No. 333-268909 and Post-Effective Amendment No. 1 thereto) and the related Prospectus, of Ventyx Biosciences, Inc.,
(2)
Registration Statement (Form S-1 No. 333-267626 and Post-Effective Amendment No. 1 thereto on Form S-3) and the related Prospectus, of Ventyx Biosciences, Inc.,
(3)
Registration Statement (Form S-3 No. 333-283076) and the related Prospectus, of Ventyx Biosciences, Inc.,
(4)
Registration Statement (Form S-3 No. 333-278584) and the related Prospectus, of Ventyx Biosciences, Inc.,
(5)
Registration Statements (Form S-8 Nos. 333-276347 and 333-269130) pertaining to the 2021 Equity Incentive Plan, as amended, and the 2021 Employee Stock Purchase Plan of Ventyx Biosciences, Inc.,
(6)
Registration Statement (Form S-8 No. 333-260416) pertaining to the 2021 Equity Incentive Plan, as amended, the 2021 Employee Stock Purchase Plan, and the 2019 Equity Incentive Plan of Ventyx Biosciences, Inc.,

of our report dated February 27, 2025, with respect to the consolidated financial statements of Ventyx Biosciences, Inc. included in this Annual Report (Form 10-K) of Ventyx Biosciences, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young

San Diego, California

February 27, 2025